UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2002

Cross Timbers Royalty Trust
(Exact name of Registrant as specified in the Cross Timbers Royalty Trust Indenture)

Texas	1-10982	75-6415930
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Bank of America, N.A. P.O. Box 830650 Dallas, Texas	75283-0650
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 228-5084

(Former name, former address and former fiscal year, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On June 25, 2002, Bank of America, N.A., as Trustee (the “Trustee”) of Cross Timbers Royalty Trust (the “Trust”), appointed KPMG LLP as the Trust’s independent auditors for fiscal 2002 to replace Arthur Andersen LLP, effective with such appointment.

During the Trust’s two most recent fiscal years ended December 31, 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, there was no disagreement between the Trust and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its report, nor have there been any reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Trust as of and for the last two fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty or audit scope. Furthermore, there were no modifications in Arthur Andersen LLP’s reports as to accounting principles, with the exception that the reports included an explanatory paragraph with respect to the Trust’s financial statements being prepared on the modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

During the Trust’s two most recent fiscal years ended December 31, 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, the Trust has not consulted with KPMG LLP or other independent auditors regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust’s financial statements, or any other matters or reportable events described in Item 304(a)(2)(ii) of Regulation
S-K.

The Trust has requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Trust. A copy of that letter, dated June 27, 2002, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 7(c).    Financial Statements and Exhibits.

    Exhibits

Item	Description
16.1	Letter dated June 27, 2002, from Arthur Andersen LLP to the Securities and Exchange Commission regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROSS TIMBERS ROYALTY TRUST By: BANK OF AMERICA, N.A., TRUSTEE

	By:	/s/ NANCY G. WILLIS
Nancy G. Willis Assistant Vice President

XTO ENERGY INC.

Date: June 28, 2002	By:	/s/ LOUIS G. BALDWIN
Louis G. Baldwin Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Item	Exhibit

16.1	Letter dated June 27, 2002, from Arthur Andersen LLP to the Securities and Exchange Commission regarding change in certifying accountant.